Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

dELiA*s, Inc.

New York, New York

We hereby consent to incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 11, 2006, relating to the consolidated financial statements and schedule of dELiA *s, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York

May 16, 2006